C O H E N & C O M P A N Y , L T D . 800.229.1099 | 866.818.4538 fax | cohencpa.com Registered with the Public Company Accounting Oversight Board CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM  We  hereby  consent  to  the  references  to  our  firm  in  this  Registration  Statement  on  Form  N‐1A  of  Trenchless  Fund  ETF,  a  series  of  Advisor  Managed  Portfolios,  under  the  heading  “Independent  Registered Public Accounting Firm” in the Statement of Additional Information.  COHEN & COMPANY, LTD.   Philadelphia, Pennsylvania  February 28, 2024